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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 No. 333-42533, No. 333-86001, and No. 333-100011 (pertaining to the 1995 Stock Option Plan and the 1998 Stock Option Plan, as amended and restated, and the 2002 Stock Option Plan), and Forms S-3 No. 333-33710, No. 333-51250 and No. 333-53538 of Titan Pharmaceuticals, Inc. of our report dated February 24, 2003 with respect to the consolidated financial statements of Titan Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2002.

                      /s/ Ernst & Young LLP

Palo Alto, California
March 27, 2003

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  EXHIBIT 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS